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EXHIBIT 12.1
STATEMENT RE COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

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                                     For the Six                     For the Twelve Months Ended September 30
                                     Months Ended
(Dollars in thousands)                March 31,
                                        2003             2002            2001            2000            1999           1998
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                                                      (Restated)      (Restated)      (Restated)
FIXED CHARGES:
Real estate
Interest and debt expense            $     25,394    $     51,061    $     51,203    $     47,149    $     40,546    $     43,025
Ground rent                                    --              --              --              --              --              69
                                     --------------------------------------------------------------------------------------------
   Total fixed charges for ratio -
    real estate Banking              $     25,394          51,061          51,203          47,149          40,546          43,094
Preference security dividend
 requirements of consolidated
 subsidiary                                 7,500          15,000          15,000          15,000          15,000          15,000
Interest expense                          108,198         273,186         422,744         394,400         245,507         238,410
                                     --------------------------------------------------------------------------------------------
  Total fixed charges for ratio -
   total company                     $    141,092    $    339,247    $    488,947    $    456,549    $    301,053    $    296,504
                                     ============================================================================================
EARNINGS:
Operating income - total company     $     45,932    $     84,034    $     94,980    $     65,805    $     83,033    $    164,676
Equity in earnings of
 unconsolidated entities                   (4,184)         (9,057)         (7,402)         (7,291)         (4,964)         (1,642)
Distributions from unconsolidated
 entities                                   5,955          11,496          10,814          10,297           9,513           8,581
Capitalized interest                           --            (287)           (569)         (1,175)           (961)           (208)
Preference security dividend
 requirements of consolidated
 subsidiary                                (7,500)        (15,000)        (15,000)        (15,000)        (15,000)        (15,000)
                                     --------------------------------------------------------------------------------------------
                                           40,203          71,186          82,863          52,636          71,621         156,407
Total fixed charges for ratio -
 total company                            141,092         339,247         488,947         456,549         301,053         296,504
                                     --------------------------------------------------------------------------------------------
   Total earnings for ratio          $    181,295    $    410,433    $    571,770    $    509,185    $    372,674    $    452,911
                                     ============================================================================================
RATIO OF EARNINGS TO FIXED CHARGES          1.3 x           1.2 x           1.2 x           1.1 x           1.2 x           1.5 x
                                     ============================================================================================
Excess of available earnings over
 fixed charges                       $     40,203    $     71,186    $     82,823    $     52,636    $     71,621    $    156,407
                                     ============================================================================================

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